UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 15, 2025
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of InfuSystem Holdings, Inc. (the “Company”) held on May 15, 2025, the Company's stockholders approved the Second Amendment (the “Second Amendment”) to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”), which was previously approved by the Company's Board of Directors (the “Board”). The Second Amendment increased the maximum number of shares of the Company's common stock (the “Common Stock”) reserved for issuance under the 2021 Equity Plan to 6,000,000 shares. The terms of the 2021 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards and cash awards. The 2021 Plan is administered by the Board's Compensation Committee, which committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things. Eligible participants under the 2021 Plan include employees, consultants, and directors of the Company and its affiliates.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Following the Annual Meeting, the newly constituted Board of Directors elected Ronald Hundzinski to serve as the Chairman of the Board of Directors and disbanded the role of Executive Chairman. There are no arrangements or understandings between Mr. Hundzinski and any other persons, pursuant to which he was appointed as Chairman, no family relationships among any of the Company’s directors or executive officers and Mr. Hundzinski and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hundzinski.

Item 5.07 - Submission of Matters to a Vote of Security Holders

At the 2025 Annual Meeting of Stockholders of the Company held on May 15, 2025, the stockholders were asked to vote on seven Company proposals. A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

Proposal No. 1:

The Company's Board Nominees

	For	Against	Abstain	Broker Non-Votes
Kenneth Eichenbaum	12,898,679	557,404	562,108	2,132,201
Paul Gendron	13,365,766	228,591	423,834	2,132,201
Ronald Hundzinksi	13,444,263	150,284	423,644	2,132,201
Beverly Huss	12,726,737	869,527	421,927	2,132,201
Carrie Lachance	13,885,971	63,079	69,141	2,132,201
Scott Shuda	12,715,624	841,302	461,265	2,132,201
John Sviokla	13,083,717	149,089	785,385	2,132,201

All seven of the Company's Board nominees (Messrs. Eichenbaum, Gendron, Hundzkinski, Shuda and Sviokla and Mss. Huss and Lachance) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
11,985,047	1,935,652	97,492	2,132,201

Proposal No. 3:

The Company's stockholders approved the amendment to the Company's 2021 Equity Plan to increase the number of authorized shares under the 2021 Equity Plan as follows:

For	Against	Abstain	Broker Non-Votes
12,547,939	1,083,452	386,800	2,132,201
Proposal No. 4:

The Company's stockholders approved the amendment to the Company's Certificate of Incorporation to remove “blank check” company business combinations provisions that no longer apply to the Company as follows:

For	Against	Abstain	Broker Non-Votes
15,899,585	226,118	24,689	0

Proposal No. 5:

The Company's stockholders approved the amendment to the Company's Certificate of Incorporation to provide that the Court of Chancery for the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for certain stockholder actions, and that the federal district courts of the United States are the exclusive forum for claims arising out of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as follows:

For	Against	Abstain	Broker Non-Votes
10,849,757	2,275,979	892,455	2,132,201

Proposal No. 6:

The Company's stockholders approved the amendment to the Company's Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation as follows:

For	Against	Abstain	Broker Non-Votes
11,826,467	2,172,180	19,544	2,132,201

Proposal No. 7:

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2025 as follows:

For	Against	Abstain	Broker Non-Votes
15,953,672	181,548	15,172	0

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan, dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: May 20, 2025